Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Tiffany B. Kice
May 2, 2013	Executive Vice President
3:05 p.m. Central Time	Chief Financial Officer
(972) 258-4525

CEC ENTERTAINMENT REPORTS FIRST QUARTER RESULTS

COMPARABLE STORE SALES INCREASE 1.6%

DECLARES DIVIDEND AND AUTHORIZES ADDITIONAL SHARE REPURCHASES

IRVING, TEXAS—CEC Entertainment, Inc. (NYSE: CEC) today announced its financial results for its first quarter ended March 31, 2013. Total revenues for the first quarter of 2013 increased 3.4%, or $8.5 million, to $255.3 million from $246.8 million for the first quarter of 2012. The increase primarily related to a 1.6% increase in comparable store sales, as well as additional revenue from six net new stores opened since the first quarter of 2012.

Net income for the first quarter ended March 31, 2013 increased to $33.3 million compared to $32.3 million for the first quarter of 2012. Diluted earnings per share for the first quarter of 2013 was $1.90 compared to diluted earnings per share of $1.81 for the first quarter of 2012. We believe that first quarter 2013 diluted earnings per share benefited by $0.04 as a result of our repurchase of 718,816 shares of our common stock since the beginning of the first quarter of 2012 through the end of the first quarter of 2013.

On April 30, 2013, the Company’s Board of Directors declared a cash dividend of $0.24 per share. This cash dividend is scheduled to be paid on July 2, 2013 to stockholders of record as of June 6, 2013.

The Company also announced that on April 30, 2013, our Board of Directors authorized the purchase of up to an additional $100 million of common stock under its stock repurchase program. With this increase, the Company currently has authorization to purchase approximately $137.0 million of its common stock.

Michael Magusiak, President and Chief Executive Officer, stated, “During the first quarter of 2013, our new value pricing, marketing and operational strategies were fully implemented for the first time. While we recognize that considerable uncertainty remains in the U.S. economy and that consumers continue to experience various financial pressures, we are encouraged by the 1.6% increase in comparable store sales this quarter. We are fully committed to our strategic plan and to returning capital to our shareholders, as evidenced by our recently announced quarterly cash dividend of $0.24 per share and an additional authorization to repurchase $100 million under our stock repurchase plan.”

Business Outlook:

We are projecting comparable store sales of 1.5% to 2.5% for fiscal 2013 and diluted earnings per share to be in a range of $2.80 to $2.95, including the following assumptions:

•	12-15 new Company-owned stores, including one store relocation;

•	Average cheese block prices in the range of $1.75 to $1.85 per pound;

•	Depreciation and amortization to remain relatively flat;

•	Rent expense to increase approximately 4-5% from the prior year;

•	Advertising expense to increase approximately $6 million from the prior year;

•	Capital expenditures to range from approximately $82 to $84 million; and

•	Payment of four quarterly dividends totaling approximately $17 million.

First Quarter 2013 Conference Call:

The Company will host a conference call Thursday, May 2, 2013, at 3:30 p.m. Central Time to discuss its first quarter 2013 financial results and our business outlook. A live webcast of the call (listen only) can be accessed through the Company’s website, www.chuckecheese.com. Shortly after its conclusion, a replay of the call will be available on the website for a minimum of 60 days.

Non-GAAP Financial Measures:

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States (“GAAP”). From time to time in the course of financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures such as Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Free Cash Flow. The non-GAAP financial measures presented in this earnings release should not be viewed as alternatives or substitutes for the Company’s reported GAAP results. A reconciliation of the most directly comparable GAAP financial measure to EBITDA and Free Cash Flow is set forth in a table accompanying this release.

About CEC Entertainment, Inc.:

For more than 30 years, CEC Entertainment has served as the nationally recognized leader in family dining and entertainment and the place Where a Kid can be a Kid®. The Company and its franchisees operate a system of 566 Chuck E. Cheese’s stores located in 47 states and eight foreign countries and territories. Currently, 515 locations in the United States and Canada are owned and operated by the Company. CEC Entertainment, Inc. and its franchises have the common goal of creating lifelong memories for families through fun, food, and play. Each Chuck E. Cheese’s features musical and comic robotic entertainment, games, rides, and play areas, as well as a variety of dining options including pizzas, sandwiches, wings, appetizers, a salad bar, and desserts. Committed to providing a fun, safe environment, Chuck E. Cheese’s helps protect families through industry-leading programs such as Kid Check®.

Chuck E. Cheese’s aims to promote positive, lifelong memories inside and outside of its stores. In addition to providing a fun entertainment experience for millions of families across the world, Chuck E. Cheese’s has donated more than $10 million to schools and non-profit institutions through its fundraising programs. For more information, see the Company’s website at www.chuckecheese.com.

Cautionary Statement Regarding Forward-Looking Statements:

Certain statements in this press release, other than historical information, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, and are subject to various risks, uncertainties and assumptions. Statements that are not historical in nature, and which may be identified by the use of words such as “may,” “should,” “could,” “believe,” “predict,” “potential,” “continue,” “plan,” “intend,” “expect,” “anticipate,” “future,” “project,” “estimate,” and similar expressions (or the negative of such expressions) are forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Part I, Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2012, filed with the Securities and Exchange Commission (“SEC”) on February 21, 2013. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected. Factors that could cause actual results to differ materially from those contemplated by forward-looking statements include, but are not limited to:

•	Our ability to successfully implement our strategic plan;

•	Competition in both the restaurant and entertainment industries;

•	Changes in consumer discretionary spending;

•	Impacts on our business and financial results from economic uncertainty in the U.S. and Canada;

•	Negative publicity concerning food quality, health, general safety and other issues;

•	Increases in food, labor and other operating costs;

•	Unanticipated costs and delays in implementing our strategic plan;

•	Government regulations, including health care reform;

•	Existence or occurrence of certain public health issues;

•	Changes in consumers’ health, nutrition and dietary preferences;

•	Any disruption of our commodity distribution system, which currently utilizes a single distributor for most of our products and supplies;

•	Product liability claims and product recalls;

•	Inadequate insurance coverage;

•	Disruptions of our information technology systems and technologies;

•	Litigation risks;

•	Our dependence on a limited number of suppliers for our games, rides, redemption prizes and merchandise;

•	Adverse effects of local conditions, natural disasters and other events;

•	Increases in our leverage;

•	Loss of certain key personnel;

•	Fluctuations in our quarterly results of operations due to seasonality;

•	Our ability to adequately protect our trademarks or other proprietary rights;

•	Risks in connection with owning and leasing real estate; and

•	Conditions in foreign markets.

The forward-looking statements made in this press release relate only to events as of the date on which the statements were made in this press release. Except as may be required by law, the Company undertakes no obligation to update its forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

- financial tables follow -

CEC ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

(in thousands, except per share information)

	Three Months Ended
	March 31, 2013		April 1, 2012
REVENUES:
Food and beverage sales	$115,801	45.4%	$115,902	47.0%
Entertainment and merchandise sales	138,402	54.2%	129,524	52.5%

Total Company store sales	254,203	99.6%	245,426	99.5%
Franchise fees and royalties	1,100	0.4%	1,332	0.5%

Total revenues	255,303	100.0%	246,758	100.0%
OPERATING COSTS AND EXPENSES:
Company store operating costs:
Cost of food and beverage (exclusive of items shown separately below)(1)	28,039	24.2%	28,211	24.3%
Cost of entertainment and merchandise (exclusive of items shown separately below)(2)	9,332	6.7%	8,975	6.9%

Total cost of food, beverage, entertainment and merchandise(3)	37,371	14.7%	37,186	15.2%
Labor expenses(3)	62,855	24.7%	61,668	25.1%
Depreciation and amortization(3)	19,856	7.8%	19,739	8.0%
Rent expense(3)	19,759	7.8%	18,958	7.7%
Other store operating expenses(3)	32,502	12.8%	31,564	12.9%

Total Company store operating costs(3)	172,343	67.8%	169,115	68.9%
Other costs and expenses:
Advertising expense	11,698	4.6%	8,875	3.6%
General and administrative expenses	15,041	5.9%	13,642	5.5%
Asset impairments	—	0.0%	349	0.1%

Total operating costs and expenses	199,082	78.0%	191,981	77.8%

Operating income	56,221	22.0%	54,777	22.2%
Interest expense	2,192	0.9%	1,971	0.8%

Income before income taxes	54,029	21.2%	52,806	21.4%
Income taxes	20,772	8.1%	20,502	8.3%

Net income	$33,257	13.0%	$32,304	13.1%

Earnings per share:
Basic	$1.92		$1.82
Diluted	$1.90		$1.81
Weighted average common shares outstanding:
Basic	17,365		17,784
Diluted	17,467		17,849
Cash dividends declared per share	$0.24		$0.22

Percentages are expressed as a percent of total revenues (except as otherwise noted).

(1)	Percent amount expressed as a percentage of food and beverage sales.
(2)	Percent amount expressed as a percentage of entertainment and merchandise sales.
(3)	Percent amount expressed as a percentage of Company store sales.

(Note—Due to rounding, percentages presented in the table above may not sum to total. The percentage amounts for the components of Cost of Food and Beverage and the Cost of Entertainment and Merchandise may not sum to total due to the fact that Cost of Food and Beverage and Cost of Entertainment and Merchandise are expressed as a percentage of related Food and Beverage Sales and Entertainment and Merchandise Sales, as opposed to Total Company store sales.)

CEC ENTERTAINMENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	March 31, 2013	December 30, 2012
ASSETS
Current assets:
Cash and cash equivalents	$21,114	$19,636
Other current assets	55,724	66,423

Total current assets	76,838	86,059
Property and equipment, net	697,533	703,956
Other noncurrent assets	13,568	11,791

Total assets	$787,939	$801,806

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Capital lease obligations, current portion	$1,004	$1,060
Other current liabilities	97,639	82,080

Total current liabilities	98,643	83,140
Capital lease obligations, less current portion	21,802	21,656
Revolving credit facility borrowings	343,000	389,500
Other noncurrent liabilities	163,418	164,236

Total liabilities	626,863	658,532
Stockholders’ equity	161,076	143,274

Total liabilities and stockholders’ equity	$787,939	$801,806

CEC ENTERTAINMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Three Months Ended
	March 31, 2013	April 1, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$33,257	$32,304
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,017	19,936
Deferred income taxes	(1,333)	(2,364)
Stock-based compensation expense	1,727	1,749
Other adjustments	(596)	92
Changes in operating assets and liabilities:
Operating assets	881	(1,333)
Operating liabilities	22,035	27,269

Net cash provided by operating activities	75,988	77,653

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(15,713)	(20,028)
Other investing activities	416	292

Net cash used in investing activities	(15,297)	(19,736)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds (repayments) on revolving credit facility	(46,500)	(49,600)
Dividends paid	(233)	(4,101)
Restricted stock returned for payment of taxes	(2,136)	(2,603)
Purchases of treasury stock	(9,970)	—
Other financing activities	(182)	416

Net cash used in financing activities	(59,021)	(55,888)

Effect of foreign exchange rate changes on cash	(192)	67

Change in cash and cash equivalents	1,478	2,096
Cash and cash equivalents at beginning of period	19,636	18,673

Cash and cash equivalents at end of period	$21,114	$20,769

CEC ENTERTAINMENT, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

Net Income to EBITDA:

The following table sets forth a reconciliation of net income to EBITDA and EBITDA expressed as a percentage of total revenues for the periods shown:

	Three Months Ended
	March 31, 2013	April 1, 2012
	(in thousands, except percentages)
Total revenues	$255,303	$246,758

Net income	$33,257	$32,304
Add:
Interest expense	2,192	1,971
Income taxes	20,772	20,502
Depreciation and amortization	20,017	19,936

EBITDA	$76,238	$74,713

EBITDA as a percent of total revenues	29.9%	30.3%

We believe that EBITDA provides useful information to the Company, investors and other interested parties about the Company’s operating performance, its capacity to incur and service debt, fund capital expenditures and other corporate uses.

EBITDA, a non-GAAP financial measure, is defined by the Company as net income before interest expense, income taxes and depreciation and amortization. The non-GAAP financial measure presented in the table above should not be viewed as an alternative or substitute for the Company’s reported GAAP results. EBITDA as defined herein may differ from similarly titled measures presented by other companies.

CEC ENTERTAINMENT, INC.

FREE CASH FLOW AND STORE COUNT INFORMATION

(Unaudited)

Free Cash Flow:

The following table sets forth a reconciliation of cash provided by operating activities to Free Cash Flow for the periods shown:

	Three Months Ended
	March 31, 2013	April 1, 2012
	(in thousands)
Net cash provided by operating activities	$75,988	$77,653
Less:
Capital expenditures	15,713	20,028
Dividends paid	233	4,101

Free Cash Flow	$60,042	$53,524

Free Cash Flow, a non-GAAP financial measure, is defined by the Company as cash provided by operating activities less capital expenditures and dividend payments.

We believe that Free Cash Flow provides useful information to the Company, investors and other interested parties about the amount of cash generated by the business that, after the acquisition of property and equipment and payment of dividends, can be used for other strategic opportunities, including servicing debt, funding additional capital expenditures and making investments in the business. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures. The non-GAAP financial measure presented in the table above should not be viewed as an alternative or substitute for the Company’s reported GAAP results. Free Cash Flow, as defined herein, may differ from similarly titled measures presented by other companies.

Store Count Information:

	Three Months Ended
	March 31, 2013	April 1, 2012
Number of Company-owned stores:
Beginning of period	514	507
New	1	—
Acquired from franchisee	—	1
Closed	—	—

End of period	515	508

Number of franchised stores:
Beginning of period	51	49
New	—	2
Acquired by the Company	—	(1)
Closed	—	—

End of period	51	50